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Yardville National Bancorp Subsidiaries                               Exhibit 21
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1              Yardville National Bank
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2              Yardville Capital Trust
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3              Yardville National Investment Corporation
               (wholly-owned subsidiary of Bank)
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4              YNB Real Estate Holding Company
               (wholly-owned subsidiary of Bank)
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5              Brendan, Inc.
               (wholly-owned subsidiary of Bank)
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6              YNB Financial, Inc.
               (wholly-owned subsidiary of Bank)
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7              Nancy-Beth, Inc.
               (wholly-owned subsidiary of Bank)
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8              YNB Realty, Inc.
               (wholly-owned subsidiary of Bank)
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9              Jim Mary, Inc.
               (wholly-owned subsidiary of Bank)
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